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                                                                      Exhibit 15

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS



Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of KeyCorp Capital II and KeyCorp of our review report, dated April 14, 1998, relating to the unaudited condensed consolidated interim financial statements of KeyCorp, included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                         /s/ Ernst & Young LLP


Cleveland, Ohio
July 14, 1998